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                                                                    EXHIBIT 99.1
                        CAROLINA FIRST BANCSHARES, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                ENROLLMENT FORM

    I hereby appoint First-Citizens Bank & Trust Company as my agent to receive cash dividends that may hereafter become payable to me on all shares of common stock, par value $2.50 per share (the "Common Stock"), of Carolina First BancShares, Inc. (the "Company") registered in my name(s), and authorize First-Citizens Bank & Trust Company to apply such dividends to the purchase of full shares and fractional interest in shares of the Company's Common Stock.

    I understand that the purchases will be made under the terms and conditions of the Company's Dividend Reinvestment and Stock Purchase Plan as described in the Prospectus, which I have received, carefully reviewed and understood, and that I may revoke this authorization at any time by notifying First-Citizens Bank & Trust Company, in writing, of my desire to terminate my participation.

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

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Please Print Name(s) as Shown on Stock Certificate                             Signature(s)

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                   Street Address                                              Signature(s)

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City                    State                    Zip       Date                     Social Security or Tax I.D.
Code                                                       No.
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            RETURN THIS CARD ONLY IF YOU WISH TO PARTICIPATE IN THE
           COMPANY'S DIVIDEND REINVESTMENT AND STOCK  PURCHASE PLAN.